Exhibit 99.5
FORM OF BENEFICIAL OWNER ELECTION FORM
     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of common stock, par value $0.0001 per share (the “Common Stock”), of Energy Focus, Inc. (the “Company”).
     You are hereby instructed, on the undersigned’s behalf, to exercise the Rights to purchase shares of the Company’s Common Stock distributed with respect to the shares of the Company’s Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related “Instructions as to Use of the Rights Certificate,” as follows:
PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY
Section 1: OFFERING INSTRUCTIONS (check the appropriate box if you wish to exercise subscription rights):
IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE: Please disregard this mailing.
IF YOU WISH TO EXERCISE ALL OR A PORTION OF YOUR SUBSCRIPTION RIGHTS:

☐	Please exercise my subscription rights for new shares of Common Stock pursuant to the Rights Offering, as set forth below:

	=		x $0.75	= $

(no. of subscription rights exercised)		(no. of new shares purchased)	(per share)		(total Subscription Price)
Example: If you own 1,000 shares of Common Stock, your Basic Subscription Right entitles you to purchase 1,000 new shares. Each new share may be purchased at $0.75 per share, for a total Subscription Price of $750.00. In addition, you may subscribe for additional shares in excess of the shares you are entitled to purchase, each for $0.75 per share. See the description of the Over-Subscription Right in the Prospectus.
Section 2: PAYMENT

☐	Payment in the amount of $___ (the total Subscription Price) by certified or cashiers’check is enclosed.

☐	Please deduct payment from the following account maintained by you as follows:

Type of Account:

Account Number:

Amount to be deducted: $ (the total Subscription Price)

Section 3: SUBSCRIPTION AUTHORIZATION
I acknowledge that I have received the Prospectus for this offering of Subscription Rights and I hereby exercise those Rights for the number of shares indicated above on the terms and conditions specified in the Prospectus.
Signature(s) of subscriber(s):

Print Name:	Print Name:

Telephone No.:	Telephone No.:

Date: , 2009	Date: , 2009

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